UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 28, 2016

McDONALD’S CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5231	36-2361282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One McDonald’s Plaza
Oak Brook, Illinois
(Address of Principal Executive Offices)
60523
(Zip Code)

(630) 623-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
As a result of a change in investment alternatives under the McDonald’s 401(k) Plan (the “Plan”), participants in the Plan will be unable, for a period of time, to transfer or diversify investments in their accounts, or obtain a loan, withdrawal or distribution from the Plan. The temporary blackout period for participants under the Plan begins at 4:00 p.m. Eastern Time, January 13, 2017, and is expected to end on January 19, 2017.  The blackout period applies to all Plan assets, including Company shares held by the Plan.

On December 28, 2016, the Company sent an appropriate notice (the “Notice”) to its directors and executive officers informing them of the blackout period and the restrictions on trading in McDonald's Corporation common stock that apply to them during the blackout period, pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR under the Securities Exchange Act of 1934.  A copy of the Notice is attached as Exhibit 99 to this Form 8-K and is incorporated by reference.
Company stockholders or other interested persons may obtain information about the actual dates of the blackout period, without charge, by contacting the Company’s Corporate Legal Department by phone at 630-623-3000 or by mail c/o McDonald’s Corporation, 2915 Jorie Blvd, Oak Brook, IL 60523 during this blackout period and for a period of two years after its ending date.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99	Notice to Directors and Executive Officers of McDonald’s Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD’S CORPORATION
(Registrant)

Date:	December 28, 2016	By:	/s/ Denise A. Horne
Denise A. Horne
Corporate Vice President—Associate General Counsel and Assistant Secretary

Exhibit Index

Exhibit No. 99	Notice to Directors and Executive Officers of McDonald’s Corporation